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                                                                 EXHIBIT 10.14


                                  AMENDMENT #1

                     AMENDED AND RESTATED STOCK OPTION PLAN
                                       OF
                               MSN HOLDINGS, INC.

        In accordance with Section 11(c) of the Amended and Restated Stock Option Plan of MSN Holdings, Inc., as amended effective January 1, 2000 and February 27, 2001 (the "PLAN"), the Board of Directors of MSN Holdings, Inc. (the "CORPORATION") hereby amends the Plan as follows:

FIRST:  Section 4(c) is amended by striking out the last sentence.

SECOND: Section 8 is amended by adding at the end thereof the following new paragraph:

        Notwithstanding the foregoing provisions of this Section 8, with respect to Stock Options outstanding immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger dated August 20, 2001 by and among Warburg, Pincus Private Equity VIII, L.P., MSN Acquisition Corp., the Corporation and certain of its stockholders (the "MERGER AGREEMENT")), each holder of such Stock Options shall be vested in, and each such Stock Option shall be exercisable with respect to, 57.5% of such Stock Option or the actual number vested and exercisable as of the Effective Time, if greater. Following the Effective Time, such Stock Options shall increase in vesting, become more fully exercisable, and expire in accordance with their terms.

THIRD: Contingent upon the consummation of the transactions contemplated by the Merger Agreement, the changes set forth in this Amendment #1 shall be effective immediately prior to the Effective Time (as defined in the Merger Agreement).

FOURTH: In all other respects, the Plan shall remain unchanged by this Amendment
        #1.

        IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Amendment to be signed by its duly authorized officer as of this day ___ of ____________, 2001.

                                      MSN HOLDINGS, INC.

                                      By:  /s/ Robert J. Adamson
                                         --------------------------------
                                           Name:  Robert J. Adamson
                                           Title: President